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                                                                     EXHIBIT 3.2

                   AMENDMENT TO THE ARTICLES OF INCORPORATION
                                       OF
                         SUN COMMUNITY BANCORP LIMITED

     The fifth Article of the Articles of Incorporation of Sun Community Bancorp Limited is hereby amended in its entirety to read as follows:

     V. AUTHORIZED CAPITAL: The aggregate number of shares which the corporation shall have authority to issue is 50,000,000 shares of common stock consisting of one class only. There shall be no par value.